Exhibit 99.3

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In connection with the consummation of the transactions contemplated by the Merger Agreement, Ultra Clean Holdings, Inc. (the “Company”) is providing certain preliminary unaudited pro forma condensed combined financial information with respect to the Company’s acquisition of Ham-Let (Israel-Canada) Ltd. (“Ham-Let”) for the fiscal year ended December 25, 2020, which the Company believes may be useful to investors.

The unaudited pro forma condensed combined income statement for the fiscal year ended December 25, 2020 combines the Company’s historical consolidated statement of income for the fiscal year ended December 25, 2020 and Ham-Let’s historical consolidated statement of income for the fiscal year ended December 31, 2020, which was prepared in U.S. dollars under accounting principles generally accepted in Israel and adjusted by the Company to be consistent with the presentation of its financial statements. The unaudited pro forma condensed combined income statement gives effect to the acquisition as if it had occurred on December 27, 2019.

This preliminary unaudited pro forma financial information herein is preliminary and does not contain the financial statements required by Item 9.01(a) of Form 8-K or all of the pro forma financial information required by Item 9.01(b) of Form 8-K, in each case, which will be filed, by amendment to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021 (the “Current Report”), within 71 calendar days after the date the Current Report must be filed with respect to Item 2.01 of the Current Report (the “Expected 8-K Amendment”). Importantly, additional pro forma adjustments will be required to the preliminary unaudited pro forma condensed combined statement of income set forth below in order for it to comply with Item 9.01(b) of Form 8-K, as outlined in the notes to the preliminary unaudited pro forma condensed combined income statement set forth below. These additional pro forma adjustments will require the Company to complete its preliminary acquisition price allocation, which is ongoing.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

(In Millions)

	For the Fiscal Year Ended		Pro forma Adjustments		Pro forma Combined
	December 25, 2020	December 31, 2020
	Ultra Clean	Ham-Let
Sales	$1,398.6	$202.9	$(7.4)	2	$1,594.1
Cost of goods sold	(1,106.8)	(149.1)	3.2	(a) 1,2,3	(1,252.7)

Gross profit	291.8	53.9	(4.2)		341.4
Research and development	(14.8)	(5.8)	—	1	(20.7)
Sales and marketing	(25.1)	(24.5)	3.5	1,3	(46.0)
General and administrative	(130.5)	(10.8)	(7.3)	(a) 1,4	(148.6)

Income from operations	121.4	12.8	(8.0)		126.1
Interest income	0.9	—	—		0.9
Interest expense	(16.9)	(5.1)	(10.8)	1,5,6,7	(32.7)
Other income/expense	(5.7)	(0.1)	—		(5.9)

Income before income taxes	99.7	7.5	(18.8)		88.4
Income tax provision	(19.3)	(2.4)	—	(a)	(21.6)

Net income (loss)	80.4	5.2	(18.8)		66.8
Non-controlling interest	(2.8)	—	—		(2.8)

Net income (loss) UCH	$77.6	$5.2	$(18.8)		$64.0

See notes to preliminary unaudited pro forma condensed combined income statement

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

Preliminary Pro Forma Adjustments

The pro forma adjustments included in the preliminary unaudited pro forma condensed combined income statement are as follows and include preliminary adjustments to align IFRS to US GAAP:

1	To record the adjustment to align IFRS 16 to ASC 842 lease accounting standards

2	To record intercompany eliminations

3	To reclassify certain sales and marketing costs to comply with the Company’s presentation of its financial statements

4	To record preliminary fees and expenses related to the acquisition

5	To eliminate interest expense on pre-existing Ham-Let debt

6	To record interest expense related to the issuance of incremental new debt of $355 million

7	To record amortization of debt issuance costs related to the incremental new debt of $355 million

Additional Adjustments to be Made in the Expected 8-K Amendment

The preliminary unaudited pro forma condensed combined income statement does not include the following pro forma adjustments that the Company expects to make in the Expected 8-K Amendment:

(a)	Does not reflect any adjustments for amortization of acquired Ham-Let intangibles and adjustments for income taxes. The Company expects to reflect an adjustment for the amortization of acquired Ham-Let intangibles and adjustments for income taxes in the pro forma financial information required by Item 9.01(b) of Form 8-K, which will be filed by amendment to the Company’s Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed with respect to Item 2.01, following completion of the Company’s preliminary acquisition price allocation.